Exhibit 99.1

Press Release

Ikanos Communications Announces Results for the

Fiscal Year 2011 and Fourth Quarter 2011

Recent Highlights:

•	Fourth Quarter 2011 Revenue of $35.4 Million

•	Fourth Quarter 2011 GAAP Net Income of $545 Thousand, or $0.01 Per Share

•	Year End 2011 Cash and Cash Equivalents of $34.8 Million

•	Continued Progress on NodeScale® Vectoring Including Successful Lab Trials

•	First Production Orders for Fusiv® Vx185 and Fusiv Vx173

FREMONT, Calif., February 2, 2012 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of advanced broadband semiconductor and software products for the digital home, today announced its financial results for the fourth quarter and fiscal year ended January 1, 2012.

“Ikanos’ fourth quarter revenue of $35.4 million along with higher than expected GAAP gross profit of 56% and positive earnings per share were driven by the sale of our broadband DSL chipsets and communications processors,” said Dennis Bencala, chief financial officer and vice president of finance of Ikanos. “Ikanos finished the fiscal year with reduced operating expenses and positive annual cash flow. In addition, we delivered initial samples of our latest communication processors to the market and made substantial progress on the design and development of our NodeScale Vectoring products.”

Financial Details

Ikanos reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. Non-GAAP net income (loss), non-GAAP gross profits, non-GAAP operating expenses and non-GAAP earnings per share, where applicable, exclude the income statement effects of stock-based compensation, restructuring charges, prepaid royalty write-offs, gains on sales of impaired securities (“Investment gain”), one time severance expenses, amortization of intangible assets and asset impairments, fair value adjustment of the acquired inventory. Ikanos has provided these measures because its management believes these additional non-GAAP measures are useful to investors for performing financial analysis as these additional measures highlight Ikanos’ recurring operating results. Ikanos’ management uses these non-GAAP measures internally to evaluate its operating performance and to plan for its future. However, non-GAAP measures are not a substitute for GAAP reporting. For a reconciliation of GAAP versus non-GAAP financial information, please see the attached schedules.

Fourth Quarter 2011 Results

Revenue for the fourth quarter of 2011 was $35.4 million compared to revenue of $35.4 million for the third quarter of 2011 and revenue of $37.1 million for the fourth quarter of 2010. GAAP gross profit for the fourth quarter of 2011 was 56% compared to a GAAP gross profit of 50% for the third quarter of 2011 and GAAP gross profit of 46% for the fourth quarter of 2010.

Non-GAAP gross profit for the fourth quarter of 2011 was 57% compared to a non-GAAP gross profit of 52% for the third quarter of 2011 and non-GAAP gross profit of 47% for the fourth quarter of 2010.

GAAP operating expenses for the fourth quarter of 2011 were $18.0 million, compared to operating expenses of $19.9 million for the third quarter of 2011 and operating expenses of $18.6 million for the fourth quarter of 2010.

Non-GAAP operating expenses for the fourth quarter of 2011 were $17.4 million, compared to non-GAAP operating expenses of $18.8 million for the third quarter of 2011 and non-GAAP operating expenses of $17.4 million for the fourth quarter of 2010.

GAAP net income for the fourth quarter of 2011 was $0.5 million, or earnings of $0.01 per share on 69.7 million weighted average shares outstanding. This compares with a net loss of $(2.2) million, or a loss of $(0.03) per share on 68.8 million weighted average shares outstanding for the third quarter of 2011 and a net loss of $(1.4) million, or a loss of $(0.02) per share on 63.0 million weighted average shares outstanding for the fourth quarter of 2010.

Non-GAAP net income for the fourth quarter of 2011 was $1.6 million, or earnings of $0.02 per share on 69.7 million weighted average shares outstanding compared to a non-GAAP net loss of $(0.5) million, or a loss of $(0.01) per share on 68.8 million weighted average shares outstanding for the third quarter of 2011, and to a non-GAAP net income of $0.3 million, or $0.01 per share, on 63.8 million weighted average shares outstanding in the fourth quarter of 2010.

Cash, cash equivalents and short-term investments at the end of fiscal 2011 were $34.8 million compared to $36.3 million at the end of the third quarter of 2011 and $31.0 million at the end of fiscal year 2010.

Additionally, at the end of the fiscal year 2011 inventory was $9.5 million compared to $13.3 million at the end of the third quarter of 2011 and $17.0 million at the end of fiscal year 2010. Current liabilities at the end of the fiscal 2011 were $16.1 million compared to $21.4 million at the end of the third quarter of 2011 and $23.7 million at the end of fiscal year 2010.

Fiscal 2011 Results

Revenue for fiscal year 2011 was $136.6 million compared with $191.7 million reported for fiscal year 2010.

GAAP net loss for the year ended January 1, 2012 was $(7.5) million, or $(0.11) per share, on 68.7 million weighted average shares. This compares with a net loss of $(49.8) million, or $(0.88) per share, on 56.7 million weighted average shares for fiscal year 2010.

Non-GAAP net loss for the year ended January 1, 2012 was $(3.2) million, or $(0.05) per share, on 68.7 million weighted average shares outstanding. This compares with a net loss of $(9.7) million, or $(0.17) per share, on 56.7 million weighted average shares outstanding for fiscal year 2010.

Outlook

Revenue is expected to be between $29 million and $31 million for the first quarter of 2012.

GAAP gross profit for the first quarter of 2012 is expected to be between 48% and 50%. Non-GAAP gross profit is expected to be between 49% and 51% for the first quarter of 2012.

GAAP operating expenses for the first quarter of 2012 are expected to be in the range of $20 million to $21 million. Non-GAAP operating expenses are expected to be in the range of $19 million to $20 million for the first quarter of 2012.

Restructuring Plan

In an effort to manage the Company’s operating expense to its projected revenue forecast, the Company has initiated a worldwide restructuring plan in the first quarter of this year which will result in approximately a 16% headcount reduction. Although the restructuring plan is expected to result in approximately $5.0 million in annual operating expense reductions, these cost savings are expected to be offset by new product tape-out expenses that will occur throughout 2012.

As part of the restructuring, the Company expects to incur a total pre-tax restructuring charge in the range of $1.25 million to $1.5 million in 2012. This charge will include expenses related to the severance for terminated employees and other exit-related costs arising from contractual and other obligations.

“Ikanos remains focused on delivering its next-generation broadband access products and technologies including NodeScale Vectoring and the new Fusiv family of communications processors,” said Dennis Bencala. “The restructuring plan will enable us to continue focusing our engineering resources on these new products which are gaining acceptance in the marketplace because of their superior performance over competing solutions.”

Product Updates

In March 2011, Ikanos introduced its latest generation of communications processors, the Fusiv Vx185 and Vx183 products. These products are NodeScale Vectoring compatible and include VDSL bonding technology for increasing both the data rates and reach of fiber-to-the-node networks. The Company has won a total of seven gateway design wins with the Vx185 and Vx183 and in the fourth quarter of 2011 received its first production orders for these products. Ikanos expects to begin volume shipments in the second quarter of 2012.

In September 2011, Ikanos announced its new Fusiv Vx175 and 173 products. These two dual-core communications processors are targeted for fiber and wireless broadband networks. The Company won its first service provider customer for deployment in a fiber-to-the-home (FTTH) gateway in the third quarter of 2011. That FTTH gateway design was completed in the fourth quarter of 2011 and Ikanos expects volume shipments later this year.

In broadband DSL, Ikanos’ patent-pending NodeScale Vectoring technology products continue to outperform competing solutions in lab trials around the world. Ikanos’ NodeScale Vectoring technology successfully completed nine trials as of the fourth quarter of 2011. In each case, Ikanos showed significantly higher performance than competing offerings. Ikanos’ technology delivers full vectoring and is capable of scaling to support the entire network – up to 384 ports and beyond.

Fourth Quarter Conference Call

Management will review the fourth quarter financial results and its expectations for subsequent periods at a conference call on Thursday, February 2, 2012 at 1:30 p.m. Pacific Time. To listen to the call, please visit http://www.ikanos.com/investor/irevents/ and click on the link provided for the webcast or dial (877) 277-3221 and enter conference ID 41701964. The webcast will be archived and available for 90 days at http://www.ikanos.com/investor/irevents/. A replay of the conference call will be accessible until May 2, 2012 by dialing (855) 859-2056 or (404) 537-3406 and entering conference ID 41701964.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband semiconductor and software products for the digital home. The company’s broadband DSL, communications processors and other offerings power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

© 2012 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, the Bandwidth without boundaries tagline, Fusiv, Ikanos Velocity and NodeScale Vectoring are among the trademarks or registered trademarks of Ikanos Communications. All other trademarks mentioned herein are properties of their respective holders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are subject to risks and uncertainties concerning Ikanos Communications, including statements regarding our outlook, such as our expected revenue, gross profits, operating expenses, and the benefits of non-GAAP measures, our restructuring plan, product testing and shipment, and anticipated benefits of our products. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, but are not limited to, macroeconomic conditions which may cause our customers to defer purchasing plans, our ability to deliver full production releases of our newer products and the acceptance of those products by our customers, the continued demand by telecommunications service providers for specific xDSL semiconductor products, the failure of service providers to implement deployment plans on schedule or at all, our continued ability to obtain and deliver production volumes of new and current products and technologies, our ability to generate demand and close transactions for the sale of our products, our ability to develop commercially successful products as a result of our current research and development programs, our ability to successfully execute our restructuring plan, and unexpected future costs, expenses and financing requirements. In addition, for a more extensive discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Ikanos’ most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as other reports that Ikanos files from time to time with the Securities and Exchange Commission. Ikanos is under no obligation to update these forward-looking statements to reflect events or circumstances subsequent to date of this press release.

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	January 1, 2012	January 2, 2011	January 1, 2012	January 2, 2011
Revenue	$35,443	$37,143	$136,591	$191,677
Cost of revenue	15,556	20,223	65,944	126,692

Gross profit	19,887	16,920	70,647	64,985

Operating expenses:
Research and development	13,069	12,796	55,796	60,769
Selling, general and administrative	4,955	5,294	22,287	27,239
Asset impairments	—	—	—	21,378
Restructuring charges (credits)	—	554	(109)	5,794

Total operating expenses	18,024	18,644	77,974	115,180

Income (loss) from operations	1,863	(1,724)	(7,327)	(50,195)
Investment gain	—	—	1,295	—
Interest income and other, net	(161)	(12)	(383)	51

Income (loss) before income taxes	1,702	(1,736)	(6,415)	(50,144)
Provision for (benefit from) income taxes	1,157	(362)	1,082	(381)

Net income (loss)	$545	$(1,374)	$(7,497)	$(49,763)

Net income (loss) per share
Basic	$0.01	$(0.02)	$(0.11)	$(0.88)

Diluted	$0.01	$(0.02)	$(0.11)	$(0.88)

Weighted average number of shares
Basic	69,182	63,025	68,656	56,713

Diluted	69,658	63,025	68,656	56,713

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	January 1, 2012	October 2, 2011	January 2, 2011
Revenue	$35,443	$35,420	$37,143
Cost of revenue	15,556	17,590	20,223

Gross profit	19,887	17,830	16,920

Operating expenses:
Research and development	13,069	14,402	12,796
Selling, general and administrative	4,955	5,528	5,294
Restructuring charges (credits)	—	—	554

Total operating expenses	18,024	19,930	18,644

Income (loss) from operations	1,863	(2,100)	(1,724)
Interest income and other, net	(161)	(311)	(12)

Income (loss) before income taxes	1,702	(2,411)	(1,736)
Provision for (benefit from) income taxes	1,157	(261)	(362)

Net income (loss)	$545	$(2,150)	$(1,374)

Net income (loss) per share
Basic	$0.01	$(0.03)	$(0.02)

Diluted	$0.01	$(0.03)	$(0.02)

Weighted average number of shares
Basic	69,182	68,807	63,025

Diluted	69,658	68,807	63,025

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended January 1, 2012					Three Months Ended January 2, 2011
	As Reported	Non-GAAP Adjustments			Non-GAAP	As Reported	Non-GAAP Adjustments			Non-GAAP
Revenue	$35,443	$—			$35,443	$37,143	$—			$37,143
Cost of revenue	15,556	9	(a	)	15,065	20,223	(20)	(a	)	19,703
		(500)	(b	)			(500)	(b	)

Gross profit	19,887	(491)			20,378	16,920	(520)			17,440

Operating expenses:
Research and development	13,069	(354)	(a	)	12,715	12,796	(285)	(a	)	12,511
Selling, general and administrative	4,955	(124)	(a	)	4,706	5,294	(235)	(a	)	4,934
		(125)	(b	)			(125)	(b	)
Restructuring charges (credits)	—	—			—	554	(554)	(c	)	—

Total operating expenses	18,024	(603)			17,421	18,644	(1,199)			17,445

Income (loss) from operations	1,863	1,094			2,957	(1,724)	1,719			(5)
Interest income and other, net	(161)	—			(161)	(12)	—			(12)

Income (loss) before income taxes	1,702	1,094			2,796	(1,736)	1,719			(17)
Provision for (benefit from) income taxes	1,157	—			1,157	(362)	—			(362)

Net income (loss)	$545	$1,094			$1,639	$(1,374)	$1,719			$345

Net income (loss) per share:
Basic	$0.01				$0.02	$(0.02)				$0.01

Diluted	$0.01				$0.02	$(0.02)				$0.01

Weighted average outstanding shares:
Basic	69,182				69,182	63,025				63,025

Diluted	69,658				69,658	63,025				63,792

Notes:							Three Months Ended
							January 1, 2012			January 2, 2011
(a) Stock-based compensation							$469			$540
(b) Amortization of acquired intangible assets							625			625
(c) Restructuring charges (credits)							—			554

Total non-GAAP adjustments							$1,094			$1,719

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended October 2, 2011
	As Reported	Non-GAAP Adjustments			Non-GAAP
Revenue	$35,420	$—			$35,420
Cost of revenue	17,590	(11)	(a	)	17,079
		(500)	(b	)

Gross profit	17,830	(511)			18,341

Operating expenses:
Research and development	14,402	(772)	(a	)	13,630
Selling, general and administrative	5,528	(194)	(a	)	5,209
		(125)	(b	)

Total operating expenses	19,930	(1,091)			18,839

Income (loss) from operations	(2,100)	1,602			(498)
Interest income and other, net	(311)	—			(311)

Income (loss) before income taxes	(2,411)	1,602			(809)
Provision for (benefit from) income taxes	(261)	—			(261)

Net income (loss)	$(2,150)	$1,602			$(548)

Net income (loss) per share:
Basic and diluted	$(0.03)				$(0.01)

Weighted average outstanding shares:
Basic and diluted	68,807				68,807

Notes:		Three Months Ended October 2, 2011
(a) Stock-based compensation		$977
(b) Amortization of acquired intangible assets		625

Total non-GAAP adjustments		$1,602

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Twelve Months Ended January 1, 2012					Twelve Months Ended January 2, 2011
	As Reported	Non-GAAP Adjustments			Non-GAAP	As Reported	Non-GAAP Adjustments			Non-GAAP
Revenue	$136,591	$—			$136,591	$191,677	$—			$191,677
Cost of revenue	65,944	(58)	(a	)	63,886	126,692	(106)	(a	)	120,451
		(2,000)	(b	)			(3,986)	(b	)
							(1,497)	(c	)
							(652)	(d	)

Gross profit	70,647	(2,058)			72,705	64,985	(6,241)			71,226

Operating expenses:
Research and development	55,796	(2,273)	(a	)	53,523	60,769	(1,684)	(a	)	59,085
Selling, general and administrative	22,287	(844)	(a	)	20,943	27,239	(1,480)	(a	)	22,252
	—	(500)	(b	)			(2,527)	(b	)
							(980)	(e	)
Asset impairments	—					21,378	(21,378)	(f	)	—
Restructuring charges (credits)	(109)	109	(g	)	—	5,794	(5,794)	(g	)	—

Total operating expenses	77,974	(3,508)			74,466	115,180	(33,843)			81,337

Income (loss) from operations	(7,327)	5,566			(1,761)	(50,195)	40,084			(10,111)
Investment gain	1,295	(1,295)	(h	)	—	—	—			—
Interest income and other, net	(383)	—			(383)	51	—			51

Income (loss) before income taxes	(6,415)	4,271			(2,144)	(50,144)	40,084			(10,060)
Provision for (benefit from) income taxes	1,082	—			1,082	(381)	—			(381)

Net income (loss)	$(7,497)	$4,271			$(3,226)	$(49,763)	$40,084			$(9,679)

Net income (loss) per share:
Basic and diluted	$(0.11)				$(0.05)	$(0.88)				$(0.17)

Weighted average outstanding shares:
Basic and dilluted	68,656				68,656	56,713				56,713

Notes:							Twelve Months Ended
							January 1, 2012			January 2, 2011
(a) Stock-based compensation							$3,175			$3,270
(b) Amortization of acquired intangible assets							2,500			6,513
(c) Fair value adjustment of acquired inventory							—			1,497
(d) Prepaid royalty write-off							—			652
(e) Certain one-time severance							—			980
(f) Impairments of intangibles and goodwill							—			21,378
(g) Restructuring charges (credits)							(109)			5,794
(h) Investment gain							(1,295)			—

Total non-GAAP adjustments							$4,271			$40,084

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	January 1, 2012	October 2, 2011	January 2, 2011
Assets
Current assets:
Cash, cash equivalents and short-term investments	$34,760	$36,264	$30,950
Accounts receivable, net	18,308	15,596	24,147
Inventory	9,474	13,303	17,046
Prepaid expenses and other current assets	2,531	2,822	2,096

Total current assets	65,073	67,985	74,239
Property and equipment, net	7,036	7,109	8,214
Intangible assets, net	3,602	4,227	6,102
Other assets	1,896	1,832	1,142

	$77,607	$81,153	$89,697

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,413	$9,886	$10,401
Accrued liabilities	10,734	11,485	13,297

Total current liabilities	16,147	21,371	23,698
Other liabilities	738	478	478

Total liabilities	16,885	21,849	24,176
Stockholders’ equity	60,722	59,304	65,521

	$77,607	$81,153	$89,697